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Richardson Electronics, Ltd. and Subsidiaries
Schedule IX - Short-term Borrowings

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             COL. A                    COL. B       COL. C       COL. D        COL. E           COL. F
 ---------------------------------  ------------  ----------  ------------  --------------   -------------
                                                                Maximum        Average          Weighted
                                                   Weighted     Amount          Amount           Average
                                      Balance      Average    Outstanding    Outstanding        Interest
      CATEGORY OF AGGREGATE           at end       Interest     During         During          Rate During
      SHORT-TERM BORROWINGS          of Period       Rate     the Period      the Period        the Period
 ---------------------------------  ------------  ----------  ------------  --------------   -------------
Year ended May 31, 1994:

   Notes payable to bank                    $ -           -   $1,127,000     $505,000  (1)        7.3 % (2)


Year ended May 31, 1993:

   Notes payable to bank               $403,000        8.1 %    $403,000     $127,000  (1)        8.1 % (2)


Year ended May 31, 1992:

   Notes payable to bank                    $ -           -     $876,000     $253,000  (1)       11.6 % (2)



(1)  The average amount outstanding during the period was computed by dividing the total month-end outstanding principal balances by 12.

(2)  The weighted average interest rate during the period was computed by dividing the actual interest expense by the average monthly notes payable outstanding.
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